EXHIBIT 10.12
                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT Agreement (this "Agreement") is made and entered into this 18th day of February, 2000 by and among Centura Banks, Inc., a North Carolina corporation ("Centura"); Centura Bank, a wholly owned subsidiary of Centura (the "Bank"); and Cecil W. Sewell, Jr. (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND
                                   ----------

         Executive currently serves as the Chief Executive Officer of Centura and the Bank. The parties desire to memorialize the terms of such employment in accordance with the terms of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Effective Date. The effective date of this Agreement (the "Effective Date") is February 18, 2000.

        2. Positions.

                  (a) Director Position. Subject to all legal limitations and conditions applicable to service as a director of Centura and the Bank, (i) the Boards of Directors of Centura and the Bank shall nominate and use their best efforts to secure the reelection of Executive as a director of Centura and of the Bank during the term of this Agreement, and (ii) if so reelected, Executive shall serve as member of Executive Committee of the Board of Directors of Centura.

                  (b) Officer Position. Executive is employed as Chief Executive Officer of Centura and of the Bank. Executive's responsibilities under this Agreement shall be in accordance with the policies and objectives established by the Boards of Directors of Centura and the Bank, and shall be consistent with the responsibilities of similarly situated executives of comparable banks and bank holding companies. In each such capacity, Executive will report directly to the applicable Board of Directors.

        3. Employment Period. Unless earlier terminated herein in accordance with Section 6 hereof, Executive's employment shall be for a term (the "Employment Period") beginning on the Effective Date and extending through the 90th day following the Executive's 58th birthday (the "Expiration Date").
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        4. Extent of Service. During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable business time and attention during normal business hours to the performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of Centura, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement.

        5. Compensation and Benefits.

               (a) Base Salary. During the Employment Period, Centura will pay to Executive a base salary of not less than $550,000 per year ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under Centura's payroll practices from time to time. The Compensation Committee of the Board of Directors of Centura shall review Executive's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of Centura, may increase Executive's Base Salary from year to year. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the performance of Centura and the Bank.

               (b) Incentive, Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all bonus, incentive (including but not limited to stock options, other stock-based awards and performance awards), savings and retirement plans, practices, policies and programs applicable generally to the most senior executive officers of Centura and the Bank ("Peer Executives"). Without limiting the foregoing:

                      (i) during the Employment Period, Executive will be granted, under Centura's incentive plans, stock options to acquire common stock of Centura and other incentive awards in amounts and having terms that are at least as favorable such awards made to the Chairman of the Board of Centura; and

                      (ii) during the Employment Period, Executive shall be a participant in that certain Supplemental Executive Retirement Agreement between Centura and Executive, dated as of May 14, 1996, as amended on October 2, 1996 and December 24, 1998, or, if more favorable, any subsequent supplemental executive retirement plan or agreement between Centura or the Chairman of the Board of Centura (the "Centura SERP").

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               (c) Welfare Benefit Plans. During the Employment Period,
Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by Centura and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable to Peer Executives.

               (d) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of Centura and its affiliated companies to the same extent applicable to the Chairman of the Board of Centura.

               (e) Fringe Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of Centura and its affiliated companies in effect for Peer Executives.

                      (f) Vacation. During the Employment Period, Executive will be entitled to six weeks of paid vacation.

        6. Change of Control. Upon the occurrence of a Change in Control, all of Executive's outstanding stock options and other incentive awards from Centura in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Executive's outstanding awards shall lapse. For the purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events:

               (a) individuals who, at the Effective Date, constitute the Board of Directors of Centura (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Centura in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Centura as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

               (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Centura representing 25% or more of the combined voting power of Centura's then outstanding securities eligible to

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vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control of Centura by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities,
(B) an acquisition by Centura which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by Centura such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of Centura shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Centura or any Parent or Subsidiary, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph
(c) below), or (E) a transaction (other than the one described in paragraph (c) below) in which Company Voting Securities are acquired from Centura, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of Centura under this paragraph (b);

               (c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Centura that requires the approval of Centura's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of Centura's assets to an entity that is not an affiliate of Centura (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of Centura (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Centura Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) Centura, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the

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Parent Corporation (or, if there is no Parent Corporation, the Surviving
Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

               (d) approval by the stockholders of Centura of a complete liquidation or dissolution of Centura.

        7. Termination of Employment.

               (a) Death or Disability. Executive's employment shall terminate automatically upon Executive's death during the Employment Period. If Centura determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with Centura shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning assigned such term in the Centura SERP. In all events, the determination of Disability shall be made by a physician selected by Executive and reasonably acceptable to Centura.

               (b) Termination by Centura or the Bank. Centura or the Bank may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                      (i) the willful and continued failure of Executive to perform substantially Executive's duties with Centura or the Bank (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Board of Directors of Centura or the Bank, as applicable, which specifically identifies the manner in which such Board believes that Executive has not substantially performed Executive's duties, or

                      (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Centura or the Bank.

        For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best

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interests of Centura or the Bank, as the case may be. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the applicable Board of Directors or based upon the advice of counsel for Centura or the Bank shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of Centura or the Bank, as the case may be. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the applicable Board of Directors (excluding Executive) at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

               (c) Termination by Executive. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

                      (i) without the written consent of Executive, the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Effective Date, or any other action by Centura or the Bank which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Centura or the Bank promptly after receipt of notice thereof given by Executive;

                      (ii) Centura or the Bank requiring Executive to be based at a location that is more than 35 miles from Rocky Mount, North Carolina;

                      (iii) a reduction in Executive's Base Salary and benefits as in effect on the Effective Date or as the same may be increased from time to time;

                      (iv) the failure by Centura or the Bank (a) to continue in effect any compensation plan in which Executive participates as of the Effective Date that is material to Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (b) to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants;

                      (v) the material breach of this Agreement by Centura or the Bank; or

                      (vi) the occurrence of a Change in Control.

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               (d) Notice of Termination. Any termination by Centura or the Bank for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date (which date shall be not less than 60 days after the giving of such notice). If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence. Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). The failure by either party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing such party's rights hereunder.

               (e) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated other than by reason of death or Disability, the date of receipt of the Notice of Termination, or any later date specified therein, or (ii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination will be the date of death or the Disability Effective Date, as the case may be.

               (f) Board Resignations. Termination of Executive's employment for any reason whatsoever shall constitute Executive's resignation from the Boards of Directors of Centura and the Bank.

        8. Obligations of Centura upon Termination.

                  (a) Termination by Executive for Good Reason; Disability; Termination by Centura Other Than for Cause. If, during the Employment Period, Centura shall terminate Executive's employment other than for Cause, Executive shall terminate employment for Good Reason, or Executive's employment shall terminate by reason of Disability:

                      (i) Centura shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) Executive's highest annual bonus from Centura, including any bonus or portion thereof which has been earned but deferred, for any of the last three full fiscal years prior to the Date of Termination (such amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through

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the Date of Termination, and the denominator of which is 365, (3) any accrued vacation pay to the extent not theretofore paid, and (4) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

                      (ii) beginning on the last day of the month in which the Date of Termination occurs and ending on the last day of the month in which the Expiration Date occurs, Centura shall pay Executive a monthly amount equal to the sum of (i) his monthly Base Salary as in effect on the Date of Termination, and (ii) one-twelfth of the Highest Annual Bonus; provided, however, that in the case of Executive's termination of employment due to Disability, amounts paid under this Section 8(a)(ii) shall be offset by the amount of disability benefits paid pursuant to the disability policy maintained for Executive; and

                      (iii) from the Date of Termination through the Expiration Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, Centura shall continue benefits to Executive and/or Executive's family that are at least equal, on an after-tax basis, to those which would have been provided to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement if Executive's employment had not been terminated; provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

                      (iv) to the extent not theretofore paid or provided, Centura shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of Centura and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                      (v) all stock options and any other stock-based awards outstanding immediately prior to the Date of Termination shall remain outstanding and shall be treated for all purposes (except that in the event of Executive's death, his estate or other beneficiary or successor shall be entitled to exercise Executive's rights) as if Executive continued to be employed by Centura until the Expiration Date; and

                      (vi) for purposes of the Centura SERP (and unless the termination of employment was due to Executive's death), Executive shall be deemed to continue to be employed and receive his Base Salary (as in effect immediately prior to his Termination Date) and his Highest Annual Bonus (calculated as of the day before the Termination Date) for each year until the Expiration Date.

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               (b) Death. If Executive's employment is terminated by reason of
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 8(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to Executive on the date of his death.

               (d) Cause or Voluntary Termination without Good Reason. If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (excluding the pro-rata bonus described in clause 2 of Section 8(a)(i)) and the timely payment or provision of Other Benefits.

               (e) Expiration of Employment Period. If Executive's employment shall be terminated due to the normal expiration of the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

               (f) Board Resignations. Termination of Executive's employment for any reason whatsoever shall constitute Executive's resignation from the Boards of Directors of Centura and the Bank.

        9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by Centura or its affiliated companies and for which Executive may qualify, nor, subject to Section 15(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with Centura or its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with Centura or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

        10. Gross-Up Payment.

               (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below in this Section 10, in the event it shall be determined that any payment or distribution by Centura to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but

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determined without regard to any additional payments required under this Section
10) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 10(c), all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm selected by Executive and reasonably acceptable to Centura as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to Centura and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is reasonably requested by Centura. All fees and expenses of the Accounting Firm shall be borne solely by Centura. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by Centura to Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon Centura and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments will not have been made by Centura that should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Centura exhausts its remedies pursuant to Section 9(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Centura to or for the benefit of Executive.

               (c) The Executive shall notify Centura in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Centura of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise Centura of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to Centura (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Centura notifies Executive in writing prior

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to the expiration of such period that it desires to contest such claim,
Executive shall:

                      (i) give Centura any information reasonably requested by Centura relating to such claim,

                      (ii) take such action in connection with contesting such claim as Centura shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Centura and reasonably acceptable to Executive,

                      (iii) cooperate with Centura in good faith in order effectively to contest such claim, and

                      (iv) permit Centura to participate in any proceedings relating to such claim;

provided, however, that Centura shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 10(c), Centura shall control all proceedings (to the extent applicable to the Excise tax and Gross-Up Payment) taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Centura shall reasonably determine; provided, however, that if Centura directs Executive to pay such claim and sue for a refund, Centura shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Centura's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

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               (d) If, after the receipt by Executive of an amount advanced by
Centura pursuant to Section 9(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to Centura's complying with the requirements of Section 9(c)) promptly pay to Centura the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by Centura pursuant to Section 9(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and Centura does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        11. Costs of Enforcement. In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings. Executive shall also be entitled to be paid all reasonable legal fees and expenses, if any, incurred in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit hereunder. Such payments shall be made within five (5) business days after delivery of Executive's respective written requests for payment accompanied with such evidence of fees and expenses incurred as Centura reasonably may require.

        12. Representations and Warranties. Executive hereby represents and warrants to Centura that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

        13. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of Centura and the Bank all secret or confidential information, knowledge or data relating to Centura or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive's employment by Centura or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with Centura or such affiliated companies, Executive shall not, without the prior written consent of Centura or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Centura and those designated by it.

        14. Assignment and Successors.

               (a) This Agreement is personal to the Executive and without the prior written consent of Centura shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon Centura and its successors and assigns.

               (c) Centura will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Centura to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Centura would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Centura as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        15. Miscellaneous.

               (a) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

               (b) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

               (c) Other Agents. Nothing in this Agreement is to be interpreted as limiting Centura from employing other personnel on such terms and conditions as may be satisfactory to it.

               (d) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between Centura, the Bank and Executive with respect to the subject matter hereof and this Agreement shall supersede any other agreement between or among the parties with respect to the subject matter hereof.

               (e) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

               (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

               To Centura or the Bank:     Centura Banks, Inc.
                                           134 North Church Street
                                           Rocky Mount, North Carolina 27804
                                           Attention: Chairman of the Board

               To Executive:               Cecil W. Sewell, Jr.
                                           325 Iron Horse Road
                                           Rocky Mount, NC  27804

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

               (g) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

                         (signatures on following page)

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                                                  CENTURA BANKS, INC.


                                                  By:   /s/ Frank L. Pattillo
                                                  ---------------------------
                                                            Frank L. Pattillo
                                                  Title:    Vice Chairman


                                                  CENTURA BANK


                                                  By:  /s/ Frank L. Pattillo
                                                  ---------------------------
                                                           Frank L. Pattillo
                                                  Title:   Vice Chairman


                                                  EXECUTIVE:


                                                  /s/ Cecil W. Sewell, Jr.
                                                  ------------------------------
                                                  Cecil W. Sewell, Jr.